Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-187632) and Form S-3 (No. 333-195389) of our report dated February 25, 2016, relating to the consolidated financial statements of Orchid Island Capital, Inc. which appear in this Form 10-K.

West Palm Beach, Florida	/s/ BDO USA, LLP
February 25, 2016	Certified Public Accountants